Exhibit 99.3

                                                                    PO Box 84013
                                                          Columbus GA 31908-4013
                                                               Tel. 800.784.5566

                                                             GreenPoint Mortgage

                                 March 15, 2006

Deutsche Bank National Trust Company
MBS Trust Administration
Attn: Katie Wannenmacher
1761 East St. Andrew Place
Santa Ana, CA 92705-4903

      Re: Annual Statement of Compliance for the Servicing Agreements listed on Exhibit A hereto (each as "Agreement") by GreenPoint Mortgage Funding, Inc. as Servicer

Ladies and Gentlemen:

         Pursuant to the Servicing Agreement with respect to the above-referenced offering, the undersigned officer of GreenPoint Mortgage Funding, Inc.(as "Servicer") hereby certifies as to the following (capitalized terms have the meanings used in the Servicing Agreement):

1. A review of the activities of the Servicer and its performance under the Servicing Agreement during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

2. To the best knowledge of the undersigned officer, based on such review, the Servicer has fulfilled all of its material obligations under the Servicing Agreement throughout the applicable period, and there has been no known default in the fulfillment of the Servicer's material obligations throughout such period, except as follows:
         During the year, certain custodial bank account reconciliations were not prepared and reviewed on a timely basis. In addition, there are certain custodial bank accounts that have reconciling items that have not been resolved with 90 calendar days of their original identification. For the month ended December 31, 2005, all custodial bank reconciliations had been completed and reviewed on a timely basis.

3. All reports and information provided to the Owner by the Servicer, pursuant to the Servicer's reporting requirements under the Agreement, to the extent used or included in any reports filed under the Exchange Act by the Depositor are accurate and complete in all material respects.

                                     Very truly yours,

                                     GREENPOINT MORTGAGE
                                     FUNDING, INC., as Servicer

                                             By: /s/ Michael De Francesco
                                                ------------------------------
                                             Name: Michael De Francesco
                                             Title: Senior Vice President
                                             Loan Administration

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                  2300 Brookstone Centre Pkwy Columbus GA 31904
                            www.greenpointservice.com
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                                                                    PO Box 84013
                                                          Columbus GA 31908-4013
                                                               Tel. 800.784.5566

                                                             GreenPoint Mortgage

                                     EXHIBIT A

GREENPOINT       2005   HY1       GS MORTGAGE SECURITIES 2005 HEL 1
GREENPOINT       2005   HE1
GSAA             2005    4
GSAA             2005    8




                Aviso Importante Para Las Personas Habla Espanol
        Si usted no entiendo el contenido de esta carta por favor obtenga una traduccion immediamente

                  2300 Brookstone Centre Pkwy Columbus GA 31904
                            www.greenpointservice.com